Exhibit 99.1

AMERICAN REBEL LIGHT BEER ROCKED NASHVILE AT THEIR SUCCESSFUL LAUNCH PARTY AT THE ICONIC KID ROCK’S BIG ASS HONKY TONK ROCK ‘N’ ROLL STEAKHOUSE.

Nashville, TN, Jan. 07, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), America’s Patriotic Brand and creator of American Rebel Light Beer (www.americanrebelbeer.com), proudly announced that American Rebel Light Beer had an unforgettable debut on December 17, 2024 at Kid Rock’s Big Ass Honky Tonk and Rock ‘n’ Roll Steakhouse (https://www.kidrockshonkytonkandsteakhouse.com) in downtown Nashville. The successful event celebrated the launch of the beer in Nashville with a night of music, excitement, and patriotic patrons enjoying America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Signing, Stand Your Ground Beer.

The Nashville launch event brought together beer lovers, music enthusiasts, and celebrities alike, all united by a shared love of freedom and great beer. Guests were treated to high-energy performances by American Rebel CEO Andy Ross, John Stone ( www.johnstonecountry.com ) and the Trailer Park All-Stars, Kaitlin Walker, and a surprise appearance by special guest Porter Howell from the band Little Texas. The lively crowd included a star-studded lineup of celebrities, including NASCAR legend Tony Stewart, NHRA drag racing champion Matt Hagan, and Uncle Kracker, among many others.

“We couldn’t have imagined a better way to launch American Rebel Beer in Nashville,” said Todd Porter, President of American Rebel Beverages. “The energy in the room, the incredible performances, and the support from so many friends and fans made this night truly special. Kid Rocks Big Ass Honky Tonk Rock ‘n’ Roll Steakhouse was the perfect place to kick off our journey in Nashville.”

The atmosphere was electric, with attendees proudly raising their cans to toast the spirit of “God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.” It was a very patriotic night where everyone cherished this great nation, reveling in the taste of freedom that American Rebel Light Beer brings.

“I’ve been back to Kid Rock’s several times since the event and customers continue to Stand Tall, Stand Proud and Be Loud while enjoying their American Rebel Light Beer 16oz Tall Boy Cans,” said Andy Ross, CEO of American Rebel Holdings, Inc. “Each night I go back, I’ve witnessed and joined in with several customers as they proudly raise their American Rebel Light Cans to toast the values of America and America’s Patriotic God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.”

For more information about American Rebel Beer and its journey, visit www.americanrebelbeer.com or follow us on social media.

About American Rebel Light Beer

Produced in partnership with AlcSource, American Rebel Light Beer is a domestic premium light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations

About Kid Rock’s Big Ass Honky Tonk Rock ‘n’ Roll Steakhouse

Located on Broadway in the heart of downtown Nashville, Kid Rock’s is an iconic venue offering live music, delicious food, and an unforgettable experience across five dynamic levels. (https://www.kidrockshonkytonkandsteakhouse.com)

American Rebel Holdings, Inc.

info@americanrebel.com

American Rebel Beverages, LLC
Todd Porter, President
tporter@americanrebelbeer.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of the launch party, actual launch timing and availability of American Rebel Beer, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
tporter@americanrebelbeer.com
info@americanrebel.com